UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 14, 2017

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our Current Report on Form 8-K filed on March 10, 2017, Derek C. Coffie resigned as the Chief Financial Officer and principal accounting officer of CSI Compressco GP, Inc. (“General Partner”), the general partner of CSI Compressco LP (the “Partnership”), effective March 17, 2017.

On March 14, 2017, Elijio V. Serrano, Senior Vice President and Chief Financial Officer of TETRA Technologies, Inc. (“TETRA”), was appointed as Chief Financial Officer of the General Partner to replace Mr. Coffie. Mr. Serrano will also serve as the principal accounting officer. Mr. Serrano will also continue to serve as the Senior Vice President and Chief Financial Officer of TETRA.

Mr. Serrano, 59, has served as TETRA’s Senior Vice President and Chief Financial Officer since August 2012. Mr. Serrano served as chief financial officer of UniversalPegasus International, a global project management, engineering and construction management company, from October 2009 through July 2012. Following his resignation from Paradigm BV in February 2009 and until his acceptance of the position with UniversalPegasus International in October 2009, Mr. Serrano was retired. From February 2006 through February 2009, Mr. Serrano served as chief financial officer and executive vice president of Paradigm BV (formerly, Paradigm Geophysical Ltd.), a provider of enterprise software solutions to the oil and gas industry. From October 1999 through February 2006, Mr. Serrano served as chief financial officer of EGL, Inc., a publicly-traded transportation and logistics company subject to the reporting requirements of the Securities Exchange Act of 1934. From 1982 through October 1999, Mr. Serrano was employed in various capacities by Schlumberger Ltd., including as vice president and general manager of the western hemisphere operations of Schlumberger’s Geco-Prakla seismic division (from 1997 to 1999), as group controller for the global operations of the Geco-Prakla seismic division (from 1996 to 1997), and from 1992 to 1996, as controller of various geographical units of the Geco-Prakla seismic division. Mr. Serrano presently serves as a director, and on the audit and corporate governance and nominating committees of the board of directors, of Tesco Corporation, a public company subject to the reporting requirements of the Exchange Act. Mr. Serrano received his B.B.A. degree in accounting and finance from the University of Texas at El Paso in 1979. Mr. Serrano became a certified public accountant in the State of Texas in 1986 and continued as a certified public accountant until March 2002, at which time his license became inactive.

As an employee of TETRA, Mr. Serrano will not receive any additional compensation for his duties performed as CFO for the General Partner. There are no arrangements or understandings between Mr. Serrano and any other person pursuant to which he was appointed as an officer of the General Partner. For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 28, 2017.

Mr. Serrano may be indemnified by the General Partner pursuant to the Certificate of Incorporation and Bylaws of the General Partner and by the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being an officer. The Partnership has entered into an Indemnification Agreement with Mr. Serrano in the same form the Partnership offers to its directors and executive officers. A copy of the form of the Indemnification Agreement is filed as Exhibit 10.5 to the Partnership’s Registration Statement on Form S-1/A (Registration No. 333-155260) filed on May 27, 2011 and incorporated in this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP, Inc.,
its general partner

By:	/s/Timothy A. Knox
Timothy A. Knox
President

Date: March 15, 2017

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